EXHIBIT 10.28

                                  AMENDMENT TO
                      CDPD SERVICE AND EQUIPMENT AGREEMENT


         This Amendment to CDPD Service and Equipment Agreement (this "Amendment"), dated this 9th day of September, 1998 and effective as of August 18, 1998 (the "Effective Date"), amends that certain CDPD Service and Equipment Agreement (the "Agreement") between GTE Mobile Communications Service Corporation ("GTEMC") and U.S. Wireless Data, Inc. ("Customer") dated August 1, 1997.

         GTEMC and Customer hereby agree as follows:

1. Substitution of Party. GTE Mobile Communications Service Corporation assigned its interest in the Agreement to GTE Wireless Incorporated ("GTEW"), an affiliate of GTEMC, as of January 1, 1998. Pursuant to
         Section 10F of the Agreement, this assignment did not require Customer's consent. Accordingly, GTEW has assumed all rights and responsibilities of GTEMC under the Agreement and has been substituted for GTEMC therein, and GTEMC no longer has any interest in the Agreement. In the Agreement, the term "GTEMC" in every instance means GTEW.

2. Exhibit B. Exhibit B is hereby amended by removing Sections 2, 3 and 4 thereof in their entirety. The pricing in Section 1 is hereby deleted in its entirety and replaced with the pricing set forth in Section 4 (the "Alternate Rate Plan"). The Alternate Rate Plan provides for an activation fee of $15.00, a monthly minimum of $9.00, 75 included kilobytes and a $.09 charge for kilobytes in excess of the included kilobytes.

3. Conversion of Existing NEIs. The parties agree that all of Customer's NEIs currently existing on the MERCHT rate plan will be converted to the Alternate Rate Plan as of the Effective Date. Further, the parties agree that all NEIs added after the Effective Date will be billed according to the Alternate Rate Plan.

4. Exhibit C. Section 4 of Exhibit C is hereby amended by removing the second paragraph of such section in its entirety.

5. Reaffirmation of Other Terms and Conditions. All terms and conditions not expressly amended hereby remain unchanged and in full force and effect, and the parties ratify and reaffirm such terms as if they were set forth in full herein.

This 9th day of September, 1998.


GTE WIRELESS INCORPORATED                            U.S. WIRELESS DATA, INC.


By: /s/ Byron W. Smith                               By:   /s/ Rod Stambaugh
-------------------------------                         --------------------
Print Name:  Byron W. Smith                          Print Name:  Rod Stambaugh
Title: Vice President - Sales                        Title:  President


By:  /s/ Catherine H. La Fiandra
     ---------------------------
Print Name: Catherine H. La Fiandra
Title: Asst. Secretary


                                       -2-